                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 11, 2001


                                  EQUIFAX INC.
             (Exact name of registrant as specified in its charter)


                 GEORGIA                  1-6605             58-0401110
         (State or other juris-         (Commission      (I.R.S. Employer
        diction of incorporation)       File Number)     Identification No.)




                          1550 Peachtree Street, N.W.
                             Atlanta, Georgia 30309
                    (Address of principal executive offices)


                                 (404) 885-8000
              (Registrant's telephone number, including area code)

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Item 5.  Other Events
         ------------

On June 11, 2001, the Board of Directors of Equifax Inc. ("Equifax") approved the spin-off of its Payment Services businesses ("Certegy Inc." or "Certegy") and set the distribution ratio. The spin-off will take place on July 7, 2001 through a special dividend of all outstanding shares of common stock of Certegy Inc., a wholly-owned subsidiary, to Equifax shareholders of record on June 27, 2001. Equifax shareholders will receive one share of Certegy common stock for every two shares of Equifax common stock held and will receive a cash payment in lieu of Certegy fractional shares.

The two companies will be separated for accounting purposes as of 11:59 p.m., Atlanta, Georgia, time on June 30, 2001, but the spin-off will actually be complete on July 7, 2001, when Equifax distributes the Certegy common stock and Certegy becomes an independent company. Regular way trading of Certegy common stock on the New York Stock Exchange is expected to commence on July 9, 2001 under the symbol "CEY". Equifax common stock will continue to trade on the New York Stock Exchange under the symbol "EFX".

Pro forma financial statements showing the impact on Equifax of the spin-off and the acquisition of the minority interest in Unnisa Ltda, a card processing operation in Brazil, which was consummated on May 25, 2001 are attached hereto as Exhibit 99.1. Exhibit 99.1 also includes Equifax's restated income statements showing Certegy as a discontinued operation. Normalized financial statements of Equifax which present the results of operations of Equifax excluding Certegy, divested operations, and certain other adjustments as described under Item 9 hereto are attached hereto as Exhibit 99.2.

Equifax Business Description

Overview

Following the spin-off of Certegy, Equifax will remain a leading source of consumer and commercial information, facilitating transactions with consumers and businesses worldwide. Among our key assets is the world's largest repository of consumer credit information and extensive consumer lifestyle and demographic databases.

In 2000, we generated revenues of $1.1 billion and operating income of $295 million. Equifax has 6,600 employees worldwide.

Equifax was founded as a credit reporting agency under the name "Retail Credit Company" in Atlanta, Georgia, in 1899. Over the next several years, Equifax established itself in the area of investigation of applicants for insurance. The business grew, and by 1920, we had numerous branch offices throughout the United States and Canada. Since that time, we have continued to expand on a domestic and international basis and diversified by means of internal development and strategic acquisitions. In late 1975, we changed our name from "Retail Credit Company" to "Equifax Inc."

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Industry Opportunity

We believe we are well positioned for continued growth with a diverse customer base including customers from the financial services, telecommunications, retail, and transportation industries. We are expanding into new markets including commercial reporting, direct to consumer services, brokerage and insurance in the U.S.

We have a strong domestic base with 75 percent of our revenues and 87 percent of our profits generated from North America, and we are well positioned internationally with operations in 13 countries. Global operations include consumer and commercial credit information services, direct marketing, modeling and analytics.

Strategy

We are a leading information services company. Our strategy is built on the consistent execution of a four part growth plan: product innovation, new market extension, technology leverage, and geographic expansion. Strong market position, high customer satisfaction and established distribution channels enable us to launch new products quickly further leveraging our core data assets, technology and operations.

We will continue to leverage our core products, technology, and capabilities by entering new markets and industries. We will expand and broaden our databases by collecting and organizing data our clients need for their specific industry and customer relationships.


Business Segments

We are the number one or number two provider of consumer and commercial information in our markets. Significant markets include: U.S., Canada, United Kingdom, Spain, Italy, Chile, Argentina, and Brazil.

We operate in four segments: North American Information Services, Consumer Information Services, Equifax Europe, and Equifax Latin America.

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North American Information Services. Revenue generated from this segment in 2000 was $673 million. The primary services in this segment are consumer credit information, credit card marketing services, fraud detection and prevention services, mortgage loan analytics, account acquisition services, notification services, and mortgage information. In Canada, services also include commercial credit information. Distribution of information to customers is made primarily through electronic data interfaces. Emerging businesses in this segment include our small business commercial exchange, a variety of e-Commerce solutions including direct to consumer services and online identity verification services, and brokerage account facilitation. Customers include banks, financial institutions, retailers, credit card issuers, utilities and telecommunications companies, transportation companies, mortgage lenders, healthcare administration companies, insurance companies, consumers and government.

Consumer Information Services. Revenue from this segment was $111 million during our eight months of ownership in 2000. This segment is comprised of the Consumer Information Services group we purchased from R. L. Polk in 2000. This business provides extensive consumer, demographic and lifestyle information and directories for consumers and businesses. Direct marketing products include data capture, database management, and registration card programs for consumer durable goods manufacturers and other customers. Customers include credit services users, insurers, catalogers, publishers, technology companies, travel and manufacturing clients.

Equifax Europe. European operations provide consumer and commercial credit services, as well as other financial services, including credit application processing, credit scoring, consumer marketing lists and related services, modeling, and analytics. Revenue from operations was $143 million in 2000.

The primary means of distribution is through electronic data interfaces. This segment operates in the United Kingdom, Spain, Portugal, Ireland and Italy. Customers include banks, financial institutions, retailers, automobile manufacturers, utilities and telecommunications companies, auto finance and leasing firms, automobile dealers and rental companies, and mortgage lenders. We also sell to small and medium-size businesses operating in a variety of end markets.

Equifax Latin America. Our Latin American operations provide consumer and commercial credit information services, delivered largely through electronic distribution. Revenues delivered in 2000 were $120 million.

We are a leading provider of commercial credit information in Brazil and consumer credit information in Chile and Argentina. Customers include retailers, banks, financial institutions, utilities, telecommunications companies, manufacturers, and consumers.

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Sales and marketing

We market our products and services through an extensive distribution network including national sales teams, regional sales organizations, telemarketing services, third party sales channels, Internet delivery, and strategic partnerships. The direct sales force is organized by key market verticals and distribution channels, such as: financial services, retailers, telecommunications, transportation, mortgage, and e-Commerce. We collaborate with our customers to help them identify key needs and create new solutions using our products and services.

Our strategy is to distinguish ourselves from our competitors in overall product quality and customer service while using the most efficient delivery system available to successfully acquire new customers and grow and retain existing customers.

Strategic alliances are also an important element to extending our product and service offerings to our customers. The recent launch of Consumer Scorepower developed in alliance with Fair, Isaac and Company, a leading modeling and analytics company, is an example of our expansion into the direct to consumer market leveraging a strategic alliance.

Competition

In the traditional credit reporting business, Experian and TransUnion are our primary competitors in the United States. Internationally we compete with local businesses and consortiums.

The current environment for information management and reporting companies is highly competitive. Customers consolidating to achieve scale in product, distribution, operations, and fulfillment have intensified their focus on expenses. Price compression is expected to continue for the core products/services. We expect that new, high value add products and services will earn above average margins and will contribute additional growth in revenues and operating income.

Competition for our marketing services and e-Commerce initiatives is more fragmented, with many companies providing various parts of the solutions that we offer. Through partnerships and alliances, these companies can offer competing solutions.

To be competitive we must execute on a number of key initiatives:

 .  Superior customer service and overall product quality;

 . Our ability to give customers what they want and efficiently support their unique requirements;

 . The reliability, security, speed and capacity of our systems and technical infrastructure;

 . The comprehensiveness, scalability, ease of use, and service level of our products and services;

 .  The pricing policies and the pricing policies of our competitors;

 .  The ability to introduce new products superior to our competitors;

 . The ability to leverage strategic alliances to further extend our product and services;

 .  The ability to be the low cost quality producer of information services.

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Regulatory Environment and Governance

The U.S. consumer environment has historically been subject to many consumer-oriented regulations including The Fair Credit Reporting Act. Our businesses are subject to both state and federal regulations in the U.S. Operations in foreign countries are also subject to local regulations.

Our consumer credit information services business is subject to the federal Fair Credit Reporting Act and various similar state laws. Among other things, the Fair Credit Reporting Act imposes requirements concerning data accuracy, and provides that consumers have the right to know the contents of their credit file, to dispute the accuracy of files, and to require verification or removal of disputed information. We maintain a high level of security for our computer systems in which consumer data resides, and we maintain consumer relations call centers to facilitate efficient handling of consumer requests for information and handling of disputes.

The U.S. Congress and various state legislatures and regulators, as well as legislative bodies and regulators outside the U.S., currently emphasize consideration of concern for privacy and limits on disclosure of nonpublic information about consumers. For example, in 1999, Congress passed the Gramm-Leach-Bliley Act, which among other things, imposes significant obligations on financial institutions designed to ensure that nonpublic personal information pertaining to their account holders is protected from unauthorized disclosure to third parties. While Gramm-Leach-Bliley imposes significant restrictions and requirements on our financial institution customer base, we believe neither that law nor any other recently enacted privacy laws or regulations have a significant negative impact on our operations.

Although we do not believe that compliance with future laws and regulations related to our businesses, including future consumer protection laws and regulations, will have a material adverse effect on our company, enactment of new laws and regulations may increasingly affect the operations of our business, which could result in substantial regulatory compliance costs, litigation expense, adverse publicity, or loss of revenue.

We have developed a strong set of operating principles and values that govern our business activities in a manner designed to ensure adherence to the spirit and letter of the regulations under which we operate. We have taken a leadership position supporting consumer's right to privacy and the safe and secure handling of the most sensitive consumer information.

Employees

We have approximately 6,600 employees worldwide including 3,700 in North America, 1,400 in Latin America and 1,500 in Europe. Of our total number of employees, approximately 1,900 are engaged in sales and marketing, 2,800 in operations, 1,300 in technology, and 600 in general and administrative functions. None of our work force is currently unionized, and we consider our relations with our employees to be excellent.

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Dividends

We have paid cash dividends for 88 consecutive years.  Dividends after the
distribution of the shares of Certegy will be $0.08 per share annually.   The
declaration and payment of dividends will be at the discretion of our board, and will depend, among other things, upon our investment policy and opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our board of directors.

General

We have been publicly owned since 1965 and listed on the New York Stock Exchange since 1971. Equifax is a member of the S&P 500.

None of our segments is dependent on any single customer, and our largest customer provides less than three percent of our total revenues.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

     Exhibit 99.1

     a) Unaudited pro forma consolidated statements of income for the quarter ended March 31, 2001 and the year ended December 31, 2000.

     b)  Unaudited pro forma consolidated balance sheet as of March 31, 2001.

     c)  Notes to pro forma consolidated financial data (unaudited.)

     d) Unaudited restated historical consolidated statements of income for the years ended December 31, 1998, 1999, 2000 (by quarter) and the three months ended March 31, 2001.

     The following exhibit has been filed herewith as part of Item 9, and pursuant to the instructions to an Item 9 filing, shall not be deemed to be "filed" information for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended:

     Exhibit 99.2

     a) Stand-alone Equifax (normalized) (unaudited) consolidated statements of income for the years ended December 31, 1998, 1999, 2000 (by quarter) and the three months ended March 31, 2001. (normalized by adjusting for certain items discussed below.)

     b) Stand-alone Equifax (normalized) (unaudited) segment revenue and operating income or (loss) for years ended December 31, 1998, 1999, 2000 (by quarter) and the three months ended March 31, 2001. (normalized by adjusting for certain items discussed below.)

     c) Reconciliation of Equifax income from continuing operations per common share (diluted) to stand-alone Equifax (normalized) net income per common share (diluted) for the years ended December 31, 1998, 1999 and 2000 (by quarter) and the three months ended March 31, 2001.

     d) Stand-alone Equifax (normalized) (unaudited) net income, average diluted shares and diluted earnings per share for the years ended December 31, 2000, 1999, 1998, 1997 and 1996.

     e) Stand-alone Equifax (normalized) (unaudited) revenue, operating profit and EBITDA for the years ended December 31, 2000, 1999, 1998, 1997, 1996, 1995, 1994, 1993, 1992 and 1991.

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Item 9.  Regulation FD Disclosure
         ------------------------

General

     On June 12, 2001, Equifax issued a press release announcing that its Board of Directors has approved the spin-off of Certegy, a copy of which is attached hereto as Exhibit 99.3 and incorporated in this Item 9 by this reference.

     Equifax is providing stand-alone financial information in this Form 8-K in order to reflect the continuing business of Equifax as if it had been operating on a stand-alone basis for all periods presented. The financial data listed in
Exhibit 99.2 assumes that the spin-off has already taken place and includes certain other adjustments to present "normalized" Equifax financial results.

This stand-alone Equifax financial data has been "normalized" by adjusting the historical GAAP Equifax financial data for the following:

     a) Elimination of historical operating results of Certegy for all periods presented.

     b) Elimination of historical operating results and the gains or losses from dispositions of the Healthcare businesses sold in the 4th quarter of 1996, NDS sold in the 2nd quarter of 1997, the global risk management businesses sold in October 2000 and the U.K. vehicle information business sold in December 2000 ("Divested Operations").

     c) A decrease in interest expense or an increase in other income as if the proceeds from the sales of the Divested Operations had been received at the beginning of each period presented.

     d) A decrease in interest expense to reflect a $275 million assumption of Equifax debt by Certegy as of September 1, 1998 through the most current period, and to reflect a $137 million assumption of Equifax debt by Certegy prior to September 1, 1998. The change in the debt amount is related to the September 1998 acquisition of Unnisa Ltda (Brazil) by Certegy.

     e) Adjustment of income taxes to reflect the effective tax rate of Equifax as a stand-alone business.

     f) Elimination of the write-down on the CSC collections valuation loss in the year ended December 31, 1997.

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Financial Results

During the past 10 years, Equifax has tripled revenues to $1.1 billion in 2000 (13 percent compounded growth) while achieving 17 percent compounded growth in operating income. Operating margins continue to be strong averaging 28 percent over the ten-year period.

We are vigilant about consistent execution of our strategy, which has established us as a leader in our business. This gives us the ability to increase sales each year through market share gains, introduction of innovative new products and expansion into new markets. A culture of continuous improvement keeps costs low allowing Equifax to sell its core products at attractive prices and generate high margins.

Equifax's performance, strong fundamentals and focus on operational effectiveness position it for future growth. Equifax expects sales growth of seven to nine percent in 2001 and long-term growth of 10 percent or higher. Long-term fully diluted earnings per share growth is estimated at 11 to 13 percent with operating margins above 28 percent.


Forward-looking information

Statements in this Form 8-K that relate to Equifax's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are based on a number of assumptions that are inherently subject to significant uncertainties. Many of the uncertainties are beyond Equifax's control. Factors that could cause actual results to differ from those expressed or implied by forward-looking statements include, but are not limited to customer demand for our services, the availability and reliability of external data sources, changes in government regulation and competition, as further discussed under the heading "Certain Factors Affecting Forward Looking Statements" included in Part 1 in Equifax's annual report on Form 10-K for the year ended December 31, 2000.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                EQUIFAX INC.
                                (Registrant)


Date:  June 13, 2001             By: /s/ Thomas F. Chapman
                                    --------------------------
                                    Thomas F. Chapman
                                    Chairman and Chief
                                    Executive Officer

                                 By: /s/ Philip J. Mazzilli
                                    ---------------------------
                                    Philip J. Mazzilli
                                    Executive Vice President
                                    and Chief Financial Officer

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                                 EXHIBIT INDEX

                                                                                     Page
  Index Number    Description of Exhibit                                            Number
----------------  ----------------------                                            ------
    99.1          Pro forma consolidated financial data.                                13

    99.1(a)       Unaudited pro forma consolidated statements of income              14-15
                  for the quarter ended March 31, 2001 and the year
                  ended December 31, 2000.

    99.1(b)       Unaudited pro forma consolidated balance sheet as of                  16
                  March 31, 2001.

    99.1(c)       Notes to pro forma consolidated financial data                        17
                  (unaudited.)

    99.1(d)       Unaudited restated historical consolidated statements                 18
                  of income for the years ended December 31, 1998, 1999,
                  2000 (by quarter) and the three months ended March 31,
                  2001.

    99.2          Normalized Consolidated Financial Data                                20

    99.2(a)       Stand-alone Equifax (normalized) (unaudited)                          21
                  consolidated statements of income for the years ended
                  December 31, 1998, 1999, 2000 (by quarter) and the
                  three months ended March 31, 2001.

    99.2(b)       Stand-alone Equifax (normalized) (unaudited) segment                  22
                  revenue and operating income or (loss) for year ended
                  December 31, 1998, 1999, 2000 (by quarter) and the
                  first three months ended March 31, 2001.

    99.2(c)       Reconciliation of Equifax income from continuing                      23
                  operations per common share (diluted) to Equifax
                  (normalized) net income per common share (diluted)
                  for the years ended December 31, 1998, 1999, 2000 (by
                  quarter) and the three months ended March 31, 2001.

    99.2(d)       Stand-alone Equifax (normalized) (unaudited) net                      24
                  income, average diluted shares, and earnings per share
                  for the years ended December 31, 2000, 1999, 1998,
                  1997 and 1996.

    99.2(e)       Stand-alone Equifax (normalized) (unaudited) revenue,                 25
                  operating profit and EBITDA for the years ended
                  December 31, 2000, 1999, 1998, 1997, 1996, 1995, 1994,
                  1993, 1992 and 1991.

    99.3          Press Release, dated June 12, 2001                                 26-27

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